Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. (File No. 333-252801) of AgEagle Aerial Systems Inc., of our report dated February 22, 2021, relating to the financial statements as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 of MicaSense, Inc., which appear in this Current Report on Form 8-K/A of AgEagle Aerial Systems Inc.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 13, 2021